Exhibit 99.1

ADLER HOT OIL SERVICE, LLC

Vernal, Utah

FINANCIAL STATEMENTS

Including Independent Auditors' Report

As of December 31, 2017 and 2016 and for the Years Ended December 31, 2017 and 2016

TABLE OF CONTENTS

Independent Auditors' Report	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Members' (Deficit)	4

Statements of Cash Flows	5 - 6

Notes to Financial Statements	7 - 18

INDEPENDENT AUDITORS' REPORT

Members and Board of Directors

Adler Hot Oil Service, LLC

Vernal, Utah

We have audited the accompanying financial statements of Adler Hot Oil Service, LLC, which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adler Hot Oil Service, LLC as of December 31, 2017 and 2016 and the results of its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Minneapolis, Minnesota

April 30, 2018

ADLER HOT OIL SERVICE, LLC

BALANCE SHEETS

As of December 31, 2017 and 2016

ASSETS

	2017	2016
CURRENT ASSETS
Cash and cash equivalents	$-	$73,402
Accounts receivable, net	5,475,199	3,071,972
Inventories	21,361	25,155
Shop parts and supplies	172,006	172,005
Prepaid expenses	195,184	164,425
Total Current Assets	5,863,750	3,506,959

PROPERTY AND EQUIPMENT, NET	2,358,325	3,252,495

OTHER ASSETS
Customer relationships, net	1,820,105	2,481,965
Other long-term assets	49,289	53,219
Total Other Assets	1,869,394	2,535,184

TOTAL ASSETS	$10,091,469	$9,294,638

LIABILITIES AND MEMBERS' (DEFICIT)

CURRENT LIABILITIES
Checks issued in excess of bank balance	$197,274	$-
Current maturities of long-term debt	603,930	7,412,221
Current maturities of related party subordinated debt	-	11,519,072
Accounts payable	787,761	509,705
Accrued expenses	732,650	446,945
Total Current Liabilities	2,321,615	19,887,943

LONG-TERM LIABILITIES
Long-term debt, net of current maturities	4,015,388	-
Related party subordinated debt	14,199,893	-

Total Liabilities	18,215,281	19,887,943

MEMBERS' (DEFICIT)	(10,445,427)	(10,593,305)

TOTAL LIABILITIES AND MEMBERS' (DEFICIT)	$10,091,469	$9,294,638

See accompanying notes to financial statements.

ADLER HOT OIL SERVICE, LLC

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2017 and 2016

	2017	2016

NET SALES	$17,007,890	$12,056,577

COST OF GOODS SOLD	6,958,331	5,170,149

Gross Profit	10,049,559	6,886,428

OPERATING EXPENSES
General and administrative	7,387,057	6,125,838
Amortization	661,860	661,857
Depreciation	894,170	923,031
Gain on disposal of property and equipment	(1,200)	(3,000)
Total Operating Expenses	8,941,887	7,707,726

Operating Income (Loss)	1,107,672	(821,298)

OTHER INCOME (EXPENSE)
Interest expense	(2,819,672)	(2,484,361)
Gain on extinguishment of long-term debt	1,859,878	-
Total Other Income (Expense)	(959,794)	(2,484,361)

NET INCOME (LOSS)	$147,878	$(3,305,659)

See accompanying notes to financial statements.

ADLER HOT OIL SERVICE, LLC

STATEMENT OF MEMBERS' (DEFICIT)

For the Years Ended December 31, 2017 and 2016

	Members’ Contributions	Members' (Deficit)	Total Members' (Deficit)
BALANCES, December 31, 2015	$7,486,948	$(14,779,479)	$(7,292,531)

Members' contributions	4,887	-	4,887
Members’ redemptions	(2)	-	(2)
Net loss	-	(3,305,659)	(3,305,659)

BALANCES, December 31, 2016	7,491,833	(18,085,138)	(10,593,305)

Net income	-	147,878	147,878

BALANCES, December 31, 2017	$7,491,833	$(17,937,260)	$(10,445,427)

See accompanying notes to financial statements.

ADLER HOT OIL SERVICE, LLC

STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2017 and 2016

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$147,878	$(3,305,659)
Adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation	894,170	923,031
Amortization of customer relationships	661,860	661,857
Amortization of debt issuance costs	155,290	192,649
Interest expense added to - related party subordinated debt	2,200,144	1,845,991
Gain on extinguishment of long-term debt	(1,859,878)	-
Gain on disposal of property and equipment	(1,200)	(3,000)
Increase (decrease) in allowance for doubtful accounts	(7,950)	45,349
Changes in assets and liabilities:
Accounts receivable	(2,395,277)	100,924
Inventories and shop parts and supplies	3,793	66,362
Prepaid expenses	(30,759)	11,581
Other long-term assets	3,930	3,931
Accounts payable	278,056	(41,538)
Accrued expenses	285,705	(76,447)
Net Cash Flows from Operating Activities	335,762	425,031

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	1,200	3,000
Net Cash Flows from Investing Activities	1,200	3,000

CASH FLOWS FROM FINANCING ACTIVITIES

Net change in revolving loans	824,896	217,000
Proceeds from issuance of long-term debt	2,900,000	-
Payments on long-term debt	(4,146,805)	(808,334)
Debt issuance costs	(185,729)	-
Member contributions	-	4,887
Member redemptions	-	(2)
Checks issued in excess of bank balance	197,274	-
Net Cash Flows from Financing Activities	(410,364)	(586,449)

Net change in cash and cash equivalents	(73,402)	(158,418)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	73,402	231,820

CASH AND CASH EQUIVALENTS - END OF YEAR	$-	$73,402

(Continued)

See accompanying notes to financial statements.

ADLER HOT OIL SERVICE, LLC

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2017 and 2016

Supplemental cash flow disclosures
Cash paid for interest	$464,237	$445,720

There were no noncash investing and financing activities for the years ended December 31, 2017 and 2016.

(Concluded)

See accompanying notes to financial statements.

ADLER HOT OIL SERVICE, LLC

As of December 31, 2017 and 2016 and for the Years Ended December 31, 2017 and 2016

NOTE 1 – Summary of Significant Accounting Policies

Nature of Operations

Adler Hot Oil Service, LLC (the Company) is a leading niche oilfield service company that primarily provides frac water heating and hot oil services for oil and natural gas well sites. The frac water heating services are provided mainly to assist customers in optimizing the hydraulic fracturing of formations for newly drilled oil and natural gas wells. Hot oil services provided include hot oiling, acidizing and pressure testing, all of which are primarily performed to ensure proper maintenance of producing wells. The Company’s primary areas of operations include: the Green River Basin extending from the north east corner of Utah to western Colorado, the Niobrara Basin in northeast Colorado, and the Bakken Basin extending from western Montana to the middle of North Dakota. The Company is owned by independent private equity firms and certain members of management. The members of the Company have limited liability for the obligations or debt of the Company.

Cash and Cash Equivalents

The Company defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers. The Company extends unsecured credit to customers in the normal course of business. Accounts receivable are considered past due if not paid within the terms established between the Company and the customer. Invoice due dates vary by customer based on the date of acceptance of the invoice by the customer. The Company provides an allowance for doubtful accounts based on a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are written off after all collection efforts have failed. As of December 31, 2017 and 2016, the Company had an allowance for doubtful accounts of $92,399 and $100,349, respectively.

Inventories and Shop Parts and Supplies

Inventories consist of propane, diesel fuel, and shop parts and supplies used in maintaining property and equipment. Inventories are valued at the lower of cost (using the average cost method which approximates a first-in, first-out method) or market. Based on the levels of inventories and the rate at which the inventories are used, management does not believe that an obsolescence reserve is necessary, and therefore no reserve has been recorded as of December 31, 2017 and 2016.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over estimated useful lives of three to seven years. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in operating expenses in the statements of operations.

ADLER HOT OIL SERVICE, LLC

As of December 31, 2017 and 2016 and for the Years Ended December 31, 2017 and 2016

NOTE 1 – Summary of Significant Accounting Policies (cont.)

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2017 and 2016, management does not consider the value of any of its long-lived assets to be impaired.

Goodwill

In January 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-02, Accounting for Goodwill (a consensus of the Private Company Council), which provides private companies with the option to elect an accounting alternative for the subsequent measurement of goodwill. Entities that elect the accounting alternative should amortize goodwill on a straight-line basis over 10 years, or less than 10 years if the entity demonstrates that another useful life is more appropriate. An entity that elects the accounting alternative is further required to make an accounting policy election to test goodwill for impairment at either the entity level or the reporting unit level.

The Company adopted this goodwill accounting alternative and applied its provisions prospectively beginning January 1, 2014 and elected to test goodwill for impairment at the entity level. Goodwill represented the excess of the purchase price over the fair value of the net assets of businesses acquired in 2013. Goodwill was tested for impairment at the entity level as a result of a triggering event occurred that indicates that the fair value of an entity may be below its carrying amount. When a triggering event occurs, an entity has the option to first assess qualitative factors to determine whether the quantitative impairment test is necessary. If the qualitative assessment indicates that it is more likely than not that goodwill is impaired, the entity must perform the quantitative test to compare the entity’s fair value with its carrying amount, including goodwill. If the qualitative assessment indicates that it is not more likely than not that goodwill is impaired, further testing is unnecessary. The goodwill impairment loss, if any, represents the excess of the carrying amount over its fair value.

Intangible Assets

Intangible assets, other than goodwill, consist of customer relationships. Customer relationships are amortized using the straight-line method over an estimated useful life of 7 years. Customer relationships were recorded at fair value in connection with the 2013 acquisition. The Company used the multi-period excess earnings method (MPEEM) with a customer attrition rate of 12 percent and a discount rate of 30 percent; these estimated rates are considered a level 3 input within the fair value hierarchy. The use of different methodologies or assumptions to determine the fair value could result in different fair value measurements and such variations could be material.

Customer relationships are evaluated for impairment annually and on an interim basis, if events and circumstances warrant, by comparing the fair value of the intangible asset with its carrying amount. The impairment evaluation involves testing the recoverability of the asset on an undiscounted cash-flow basis, and, if the asset is not recoverable, recognizing an impairment charge, if necessary, to reduce the asset carrying amount to its fair value. The Company noted no impairment loss for customer relationships for the years ended December 31, 2017 and 2016.

ADLER HOT OIL SERVICE, LLC

As of December 31, 2017 and 2016 and for the Years Ended December 31, 2017 and 2016

NOTE 1 – Summary of Significant Accounting Policies (cont.)

Debt Issuance Costs

Debt issuance costs include expenses incurred by the Company in raising debt proceeds. These costs are amortized as interest expense over the life of the related debt. Upon date of inception in 2013, the Company capitalized debt costs of $1,043,517. During the year ended December 31, 2017, the Company capitalized an additional $185,729 of debt issuance costs upon issuance of new debts. During the years ended December 31, 2017 and 2016, $155,290 and $192,649, respectively, of amortization of debt issuance costs were expensed to interest expense. The Company wrote off $166,028 of debt issuance costs in connection with the 2017 debt extinguishment transaction (see Note 6), and this write off was recorded as a reduction of the gain on extinguishment of long-term debt presented within the statement of operations for the year ended December 31, 2017.

Debt issuance costs are presented as a direct reduction of the face amount related to debt.

Customer Concentration

As of December 31, 2017, three customers each comprised more than 10% of the Company’s accounts receivable balance or total net sales for the year ended December 31, 2017. The customers accounted for 50%, 16%, and 14%, respectively, of the Company’s accounts balance. Revenues from these customers represented 42%, 12%, and 11%, respectively, of the Company’s total net sales for the year ended December 31, 2017.

As of December 31, 2016, three customers each comprised more than 10% of the Company’s accounts receivable balance; the customers accounted for approximately 33%, 18% and 11% of the Company’s accounts receivable balances. Revenues from these three customers represented 31%, 13%, and 14%, respectively, of the Company’s total net sales for the year ended December 31, 2016. No other customer exceeded 10% of total net sales for the years ended December 31, 2017 and 2016.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and has been earned. Service revenue is recognized when persuasive evidence of an arrangement exists, the service has been delivered, written contract and sales terms are complete, customer acceptance has occurred, and payment is probable. Sales and use tax, if applicable, are presented net and excluded from net sales and cost of goods sold.

Income Taxes

The Company is a limited liability company that elected to be a partnership for federal income tax purposes. As a partnership, the net income or loss of the Company is allocated to the respective members and included on the members’ tax returns.

Accounting principles generally accepted in the United States of America require that the Company evaluate tax positions and recognize a liability (or an asset) if the Company has taken an uncertain tax position that would not be substantiated upon examination by tax authorities. The Company has analyzed its tax positions, and concluded that as of both December 31, 2017 and 2016, there are no uncertain tax positions taken that would require recognition of a liability (or an asset), or that would require disclosure in the financial statements. The Company is subject to routine audits by tax authorities, but currently is not under an examination.

ADLER HOT OIL SERVICE, LLC

As of December 31, 2017 and 2016 and for the Years Ended December 31, 2017 and 2016

NOTE 1 – Summary of Significant Accounting Policies (cont.)

In the event of any future tax assessments, the Company has elected to record the income taxes and any related penalties as income tax expense and any related interest as interest expense on the Company's consolidated statement of operations.

    Fair Value of Financial Investments

The Company applies authoritative guidance which provides a framework for measuring fair value. The guidance establishes a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). The three levels of the fair value hierarchy under the guidance are described below:

Level 1: Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2: Quoted prices in markets that are not considered to be active financial instruments for which all significant inputs are observable either directly or indirectly.

Level 3: Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive loss

There were no components of comprehensive loss other than net loss for the years ended December 31, 2017 and 2016.

New Accounting Pronouncements

During May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, “Revenue from Contracts with Customers.” ASU No. 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services.  ASU No. 2014-09 as amended on July 5, 2015 is effective for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company may elect to apply the guidance earlier, but no earlier than fiscal years beginning after December 15, 2016. The amendments may be applied retrospectively to each period presented or retrospectively with the cumulative effect recognized as of the date of initial application. The Company is currently assessing the effect that ASU No. 2014-09 will have on its results of operations, financial position and cash flows.

ADLER HOT OIL SERVICE, LLC

As of December 31, 2017 and 2016 and for the Years Ended December 31, 2017 and 2016

NOTE 1 – Summary of Significant Accounting Policies (cont.)

During February 2016, the FASB issued ASU No. 2016-02, “Leases.” ASU No. 2016-02 was issued to increase transparency and comparability among organizations by recognizing all lease transactions (with terms in excess of 12 months) on the balance sheet as a lease liability and a right-of-use asset (as defined). ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, with earlier application permitted.  Upon adoption, the lessee will apply the new standard retrospectively to all periods presented or retrospectively using a cumulative effect adjustment in the year of adoption. The Company is currently assessing the effect that ASU No. 2016-02 will have on its results of operations, financial position and cash flows.

Reclassification

For comparability, certain 2016 amounts have been reclassified to conform with classifications adopted in 2017. The reclassification had no impact on net loss or members’ (deficit).

NOTE 2 – Inventories

Inventories consisted of the following as of December 31, 2017 and 2016:

	2017	2016

Diesel	$7,976	$25,155
Propane	13,385	-
Total	$21,361	$25,155

NOTE 3 - Property and Equipment, Net

Property and equipment consisted of the following as of December 31, 2017 and 2016:

	2017	2016

Furniture and fixtures	$14,493	$14,493
Leasehold improvements	13,200	13,200
Machinery and equipment	96,139	96,139
Vehicles	5,587,223	5,587,223
Total property and equipment	5,711,055	5,711,055
Less: accumulated depreciation and amortization	(3,352,730)	(2,458,560)
Property and equipment, net	$2,358,325	$3,252,495

Depreciation expense on property and equipment was $894,170 and $923,031 for the years ended December 31, 2017 and 2016, respectively.

During the years ended December 31, 2017 and 2016, the Company sold property and equipment with a net book value of $0 and $0 for $1,200 and $3,000 resulting in a gain on disposal of property and equipment of $1,200 and $3,000, respectively.

ADLER HOT OIL SERVICE, LLC

As of December 31, 2017 and 2016 and for the Years Ended December 31, 2017 and 2016

NOTE 4 – Goodwill, Net

The Company’s goodwill is tested at the entity level for impairment at December 31. Due to the continued decline in the price of oil, which has led to continued declines in revenues, operating profits and cash flows for the entity, the carrying value of goodwill was determined to be impaired as of December 31, 2015, and a goodwill impairment loss of $15,769,570 was recorded. The fair value of the goodwill was estimated using the expected present value of the entity’s future cash flows, a level 3 fair value measurement.

The following is a summary of goodwill as of both December 31, 2017 and 2016:

Gross carrying amount	$19,711,963
Less: accumulated amortization	(3,942,393)
Less: impairment loss	(15,769,570)
Net carrying amount	$-

NOTE 5 – Customer Relationships, Net

Customer relationships are amortized on a straight-line basis over the estimated useful life of 7 years.

The following is a summary of customer relationships as of December 31, 2017 and 2016:

	2017	2016

Gross carrying amount	$4,633,000	$4,633,000
Less: accumulated amortization	(2,812,895)	(2,151,035)
Net carrying amount	$1,820,105	$2,481,965

Aggregate customer relationships amortization expense for the years ended December 31, 2017 and 2016 was $661,860 and $661,857, respectively. The amortization expense is included in the amortization line item within the statements of operations.

The estimated amortization expense for future periods is as follows:

2018	$661,857
2019	661,857
2020	496,391

Total	$1,820,105

NOTE 6 – Debt

Fifth Third Bank Term Loan and Revolving Loan

On October 8, 2013, the Company entered into a Credit Agreement (Fifth Third Bank Credit Agreement) with Fifth Third Bank which was amended May 28, 2015. The Credit Agreement and First Amendment to Credit Agreement provided for committed secured financing consisting of the following: revolving loan (“Fifth Third Bank Revolving Loan”), available for loans and letters of credit, in an aggregate principal amount of up to $6,000,000 with a final maturity of October 8, 2018; a term loan (“Fifth Third Bank Term Loan”) in an aggregate principal amount of $10,000,000 with a final scheduled maturity of October 8, 2018; and a capital expenditure term loan (“Capital Expenditure Term Loan”) of up to $1,000,000 with a final maturity date as defined in the Fifth Third Bank Credit Agreement.

ADLER HOT OIL SERVICE, LLC

As of December 31, 2017 and 2016 and for the Years Ended December 31, 2017 and 2016

NOTE 6 – Debt (cont.)

The Company agreed to pay to Fifth Third Bank interest on the unpaid principal amount of each loan at the following rates per annum: (a) during such periods as such Loan is a Prime Rate Loan, the Prime Rate (as in effect from time to time) plus the Applicable Margin for such Class of Loan, and (b) during each Interest Period for such Loan during which such Loan is a LIBOR Rate Loan, the LIBOR Rate for such Interest Period plus the Applicable Margin for such Class of Loans.

Fifth Third Bank made advances to the Company on the Fifth Third Bank Revolving Loan based on eligible inventories and accounts receivable. As a result of such limits, the Company was eligible to borrow up to a maximum of $2,452,192 as of December 31, 2016. The outstanding borrowings under the Fifth Third Revolving Loan were $1,542,000 as of December 31, 2016. The Revolving Loan principal was due in full at the maturity date; however, the Lender requires certain available cash and cash equivalents to be applied to the outstanding balance daily. Interest on the Fifth Third Bank Revolving Loan was payable monthly, and the effective interest rate was 7% as of December 31, 2016. Furthermore, the Company was required to pay a monthly fee of 0.5% per annum on the unused balance of the revolving loan commitment. The Fifth Third Bank Revolving Loan borrowings were collateralized by substantially all assets of the Company.

On October 8, 2013, the Company borrowed $10,000,000 under the Fifth Third Bank Term Loan. The Fifth Third Bank Term Loan principal was payable beginning December 31, 2013 through April 30, 2017 in approximately quarterly installments ranging from $350,000 to $475,000; the remaining unpaid principal balance was due in full at the maturity date. The Term Loan interest was payable monthly, and the effective interest rate was 5.5% as of December 31, 2016. The Fifth Third Term Loan was collateralized by substantially all of the assets of the Company. The Fifth Third Bank Term Loan was extinguished in October 2017.

During the year ended December 31, 2014, the Company borrowed $1,000,000 under the Capital Expenditure Term Loan. Principal payments of $27,777 plus interest was payable monthly under this first tranche of borrowing, beginning September 30, 2014 through August 31, 2018. The effective interest rate for this loan was 5.1% as of December 31, 2016. The Company was also required to pay a monthly fee of 0.5% per annum on the unused balance of the total capital expenditure term loan commitment. As of December 31, 2016, $0 was available to borrow under the capital expenditure term loan. The Capital Expenditure Term Loan was paid in full in October 2017. The capital expenditure term loan was collateralized by substantially all of the assets of the Company.

The Company entered into a Forbearance and Second Amendment to Credit Agreement (“Forbearance Agreement”) with Fifth Third Bank on August 31, 2016. Under the Forbearance Agreement, the Lender agreed to forbear from exercising its rights with respect to the existing defaults until June 30, 2017. Among other things, the Forbearance Agreement: (1) modified the maturity date for all Fifth Third Bank debts from October 8, 2018 to June 30, 2017; (2) modified the original principal payment schedule for the Fifth Third Bank Term Loan; (3) significantly modified covenants; (4) prohibited the Company from making any related-party subordinated debt principal or interest payments; and (5) prohibited the Company from making any related-party management fee payments.

In connection with the Credit Agreement and Forbearance Agreement, the Company was required to comply with certain covenants. The Company was in compliance with the modified covenants per the Forbearance Agreement as of December 31, 2016. However, as the modified maturity date of the debt balances with the Lender was June 30, 2017, the debt balances as of December 31, 2016 remained classified within the current section of the balance sheet.

ADLER HOT OIL SERVICE, LLC

As of December 31, 2017 and 2016 and for the Years Ended December 31, 2017 and 2016

NOTE 6 – Debt (cont.)

In October 2017 as a result of troubled debt restructuring, the Company entered into another Forbearance Agreement with Fifth Third Bank. Upon satisfaction of the Debt Forgiveness Conditions (as defined in Forbearance Agreement), the Company extinguished the Fifth Third Term Loan principal balance of $5,839,872 for $3,750,000. Pursuant to the agreement, the Company was required to pay in full the outstanding accrued interest, fees and other debt balances owed to Fifth Third Bank at the time of the transaction. The Company paid the full outstanding principal balance of the Capital Expenditure Loan of $83,334. There were no outstanding borrowings on the Fifth Third Revolving Loan at the time of the extinguishment. This debt extinguishment transaction due to cash flow problems experienced by the Company resulted in a net gain of $1,859,878 after accounting for the extinguishment transaction expenses of $63,966 and the write down of the corresponding Fifth Third Term Loan capitalized debt issuance costs of $166,028. The net gain on extinguishment of debt is included in the Other Income section of the statement of operations for the year ended December 31, 2017. The extinguishment of the debt was partially funded by the issuance of a new $2.5 million term loan and the additional issuance of $0.4 million of related party subordinated debt.

CapX Term Loan

The Company entered into a Loan and Security Agreement with Cap X Fund IV, LP (“CapX”) on October 17, 2017, and borrowed $2,500,000 as a term loan as defined (referred to as the “CapX Term Loan”). The CapX Term Loan principal is payable in monthly installments ranging from $31,250 to $72,917 beginning November 1, 2017 through October 17, 2021. The CapX Term Loan’s stated interest rate is 9% per annum and the interest is payable monthly. The effective interest was 9.7% as of December 31, 2017. The borrowings are collateralized by substantially all assets of the Company.

In connection with the debt issuance, the Company was charged a $50,000 closing fee payable at the time of the transaction. The Company also incurred other miscellaneous financing fees as a result of the transaction. Total debt issuance costs recorded in connection with the debt issuance was $84,279.

Pursuant to the CapX Term Loan agreement, the Company is required to comply with certain covenants.

The Company was in compliance with the covenants as of December 31, 2017.

A loan success fee of $37,500 shall be earned and payable to CapX on the maturity date of the CapX Term Loan, or such earlier date that the CapX Term Loan is refinanced.

MB Bank Revolving Loan

The Company entered into a Credit and Security Agreement with MB Financial Bank, N.A. (“MB Bank”) on October 17, 2017. The agreement provides for committed secured financing consisting of a revolving loan facility (“MB Bank Revolving Loan”), available for loans and letters of credit, in an aggregate principal amount of up to $6,000,000 with a final maturity of October 17, 2020.

MB Bank makes advances to the Company on the MB Bank Revolving Loan based on eligible accounts receivable. The outstanding borrowings under the MB Bank Revolving Loan were $2,366,896 as of December 31, 2017. The MB Bank Revolving Loan principal is due in full at the maturity date; however, MB Bank requires certain available cash and cash equivalents to be applied to the outstanding balance daily. The Company agreed to pay to MB Bank interest monthly at a per annum rate equal to MB Bank’s publicly announced prime rate (as in effect from time to time) plus 4.5%. The effective interest rate was 9% as of December 31, 2017. Furthermore, the Company is required to pay a monthly fee of 0.5% per annum on the unused balance of the revolving loan commitment. The MB Bank Revolving Loan borrowings are collateralized by substantially all assets of the Company.

ADLER HOT OIL SERVICE, LLC

As of December 31, 2017 and 2016 and for the Years Ended December 31, 2017 and 2016

NOTE 6 – Debt (cont.)

In connection with the agreement, the Company was charged a $60,000 closing fee payable at the time of the debt issuance. The Company also incurred other miscellaneous financing fees as a result of the transaction. Total debt issuance costs recorded in connection with the debt issuance was $99,417.

Pursuant to the MB Bank Credit and Security Agreement, the Company is required to comply with certain covenants. The Company was in compliance with the covenants as of December 31, 2017.

If the Company prepays all of its outstanding obligations with MB Bank and the Credit and Security Agreement between MB Bank and the Company is terminated 90 days prior to the maturity date, the Company agrees to pay MB Bank an amount equal to (i) $120,000 if such prepayment occurs two years or more prior to the maturity date, (ii) $60,000 if such prepayment occurs less than two years, but at least one year prior to the maturity date, or (iii) $30,000 if such prepayment occurs less than one year prior to the maturity date. As of December 31, 2017, the Company did not have plans to prematurely terminate the agreement.

Related Party Subordinated Debt

The Company entered into a Loan Agreement (the "Agreement") effective as of October 8, 2013 with certain entities with ownership interest in the Company (the “Lenders”). Subject to the terms of this Agreement, each Lender agreed to loan to the Company the dollar amount set forth (each a "Loan" and collectively, the "Loans"). Each Loan is evidenced by and is repayable in accordance with the Senior Subordinated Note (the “Notes”) issued by the Company to each Lender in the amount of its Loan. The debt is secured by all Company assets.

The Notes were originally issued in October 2013 for a total of $9,000,000 with a 17% interest rate (12% current, 3% deferred, 2% closing fee); with the cash interest portion only paid on the last day of each calendar month, commencing on October 31, 2013. Outstanding borrowings under all the Notes were $11,707,906, including deferred interest payable at maturity of $2,706,905, as of December 31, 2016. Beginning November 1, 2015 the Company stopped making monthly cash interest payments on these debt balances due to existing defaults related to the Fifth Third Bank debts. Therefore, all interest from this date thru December 31, 2016 was deferred and incurred at a total effective rate of 17% (12% current rate, 3% deferred rate, plus 2% default rate per the Agreement). Total interest expense on the Notes was $1,845,991 for the year ended December 31, 2016.

The Company entered into a Forbearance Agreement (“Forbearance Agreement”) with the Lenders on August 31, 2016. Under the Forbearance Agreement, the Lenders agreed to forbear from exercising their rights with respect to the existing defaults until June 30, 2017. Among other things, the Forbearance Agreement significantly modified covenants. In connection with the Loan Agreement and Forbearance Agreement, the Company was required to comply with certain covenants. The Company was in compliance with the modified covenants per the Forbearance Agreement as of December 31, 2016. However, due to certain terms of the Forbearance Agreement, the debt balances as of December 31, 2016 remained classified within the current section of the balance sheet.

ADLER HOT OIL SERVICE, LLC

As of December 31, 2017 and 2016 and for the Years Ended December 31, 2017 and 2016

NOTE 6 – Debt (cont.)

On October 17, 2017, the Loan Agreement was modified by the Amendment No. 2 Agreement and the Lenders issued First Amended and Restated Senior Subordinated Notes (“Restated Notes”). The amendment agreement allowed the Lenders to lend the Company an additional $400,000 pursuant to the terms of the original loan agreement, eliminated all financial covenants, allowed for modifications of the terms of the Company’s indebtedness to the Lenders, and required the Company to enter into a Management Service Agreement with Spell Capital Mezzanine Partners, SBIC, LP, a related party. The Restated Notes amended and restated in its entirety the Senior Subordinated Notes issued October 8, 2013. The Restated Notes were updated to include the total additional $400,000 principal issued in October 2017 resulting in a total principal amount of $9,400,000 (excluding previously capitalized deferred interest balances). Additionally, the Restated Notes extended the maturity date to April 17, 2022 and restated the interest rate to 17% per annum (all deferred). The entire principal balance is due and payable on the maturity date and may be prepaid without penalty or premium at the option of the Company. The interest on the Restated Notes shall be computed on all outstanding principal (including deferred interest that has previously been capitalized), compound monthly and be added to the principal balance. The interest shall be due and payable either with the payment of the outstanding principal or on the maturity date. The Restated Notes are subordinated to the MB Financial Bank Revolving Loan and the CapX Term Loan and are collateralized by substantially all assets of the Company.

Outstanding borrowings under the Restated Notes were $14,307,050, including deferred interest payable at maturity of $4,907,055, as of December 31, 2017. Interest expense on the Restated Notes for the year ended December 31, 2017 totaled $2,200,144; the entire amount was deferred and capitalized to the principal. As of December 31, 2017, the Company was not in default on the Restated Notes and the entire balance of the Restated Notes was classified as long-term due to the restated maturity date.

During the year ended December 31, 2017, the Company capitalized additional debt issuance costs of $2,033 in relation to the amendment and restatement of the Restated Notes.

Debt, including long-term debt and related party subordinated debt, consisted of the following as of December 31, 2017 and 2016:

	2017	2016

Fifth Third Bank Revolving Loan	$-	$1,542,000
Fifth Third Bank Term Loan	-	5,877,572
Fifth Third Bank Capital Expenditure Term Loan	-	222,222
MB Bank Revolving Loan	2,366,896	-
CapX Term Loan	2,427,083	-
Less: capitalized debt issuance costs	(174,661)	(229,573)
Total long-term debt	4,619,318	7,412,221
Less: current portion	(603,930)	(7,412,221)
Total long-term debt, net of current portion	$4,015,388	$-

Related Party Subordinated Debt	$14,307,050	$11,706,906
Less: capitalized debt issuance costs	(107,157)	(187,834)
Total related party subordinated debt	14,199,893	11,519,072
Less: current portion	-	(11,519,072)
Total related party subordinated debt, net of current portion	$14,199,893	$-

ADLER HOT OIL SERVICE, LLC

As of December 31, 2017 and 2016 and for the Years Ended December 31, 2017 and 2016

NOTE 6 – Debt (cont.)

Future maturities of debt, including long-term debt and related party subordinated debt, are as follows for the years ending December 31:

2018	$625,000
2019	625,000
2020	2,991,896
2021	552,083
2022	14,307,050

Total	$19,101,029

NOTE 7 – Members’ (Deficit)

On November 14, 2016, the Company entered into a LLC Membership Redemption Agreement to purchase and redeem 40.2% of member units. The purchase price was $2.00 plus a contingent supplemental payment as defined in the LLC Membership Redemption Agreement. The contingent supplemental payment is payable if a Liquidity Event, as defined, occurs prior to the fifth anniversary date of the agreement. The Company has determined the fair value of the supplemental payment is $0 as of December 31, 2017, December 31, 2016 and November 14, 2016.

NOTE 8 – Commitments and Contingencies

The Company leases various buildings and other miscellaneous properties and equipment. Rent expense totaled $1,095,785 and $994,116 for the years ended December 31, 2017 and 2016, respectively.

Future minimum payment commitments under all non-cancelable leases with initial terms of one year or more at December 31, 2017, consisted of the following:

2018	$553,380
2019	90,379
2020	83,879
2021	30,279

Total	$757,917

NOTE 9 - Related Party Transactions

During the year ended December 31, 2016, the Company purchased approximately $1.9 million of propane through a distributor which was a related party. The related party relationship terminated November 2016; however, the Company continued to purchase propane from the same distributor through the year ended December 31, 2017.

During the year ended December 31, 2016, the Company accrued quarterly management fees owed to IIP, a related party, in the amount of $25,286. On November 16, 2016, the management fee agreement between the Company and IIP terminated; therefore, there were no additional management fees accrued or paid to IIP in the year ended December 31, 2017. Accrued management fees owed to IIP and included within the accrued expense balances in the balance sheets as of both December 31, 2017 and 2016 totaled $99,020. These fees are subordinate to the outstanding debt of the Company.

ADLER HOT OIL SERVICE, LLC

As of December 31, 2017 and 2016 and for the Years Ended December 31, 2017 and 2016

NOTE 9 - Related Party Transactions (cont.)

The Company entered into a Management Services Agreement with Spell Capital Mezzanine Partners, SBIC, LP (“Spell”), a related party, on October 17, 2017. Pursuant to the agreement, the Company shall pay Spell a one-time restructuring fee of $25,000 and a management fee of $25,000 per calendar quarter, commencing with the quarter ending December 31, 2017. The fees shall be due and payable only upon a sale of the Company and only if at least fifty percent or more of the original principal amount of all loans by the related party subordinated debt lenders to the Company have been repaid in cash to the lenders. During the year ended December 31, 2017, the Company accrued $50,000 of management fee expenses pursuant to the agreement and these expenses were included within the accrued expense balances in the balance sheet as of December 31, 2017. These fees are subordinate to the outstanding debt of the Company.

During the year ended December 31, 2016, certain buildings and property used by the Company were owned by and leased from a related party. The Company paid $191,935 for leases with related parties during the year ended December 31, 2016. The related party relationship terminated November 2016; however, the Company continued to lease the same buildings and properties through December 31, 2017.

NOTE 10 – Subsequent Events

The Company has evaluated subsequent events through April 30, 2018, the date the financial statements were available for issuance. No material events have occurred since December 31, 2017 requiring disclosure.